     As filed with the Securities and Exchange Commission on June 16, 1997
                                               Registration No. 333-____________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                          WABASH NATIONAL CORPORATION
             (Exact name of Registrant as specified in its charter)

          DELAWARE                                                                                    52-1375208
(State or other jurisdiction of                      1000 SAGAMORE PARKWAY SOUTH                   (I.R.S. Employer
incorporation or organization)                        LAFAYETTE, INDIANA  47905                 Identification Number)
                                         (Address of principal executive offices) (Zip code)

           WABASH NATIONAL CORPORATION AMENDED 1992 STOCK OPTION PLAN
                  WABASH NATIONAL CORPORATION STOCK BONUS PLAN
                            (Full title of the plan)

                               DONALD J. EHRLICH
          CHIEF EXECUTIVE OFFICER, PRESIDENT AND CHAIRMAN OF THE BOARD
                          WABASH NATIONAL CORPORATION
                          1000 SAGAMORE PARKWAY SOUTH
                           LAFAYETTE, INDIANA  47905
                    (Name and address of agent for service)

                                 (317) 448-1591
         (Telephone number, including area code, of agent for service)
         -------------------------------------------------------------
                                WITH A COPY TO:
                               MICHAEL J. SILVER
                             HOGAN & HARTSON L.L.P.
                            111 SOUTH CALVERT STREET
                           BALTIMORE, MARYLAND  21202
                                 (410) 659-2700
         -------------------------------------------------------------
                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
  Title of securities        Amount to be        Proposed maximum                  Proposed maximum                Amount of
   to be registered          registered (1)      offering price per share (1)      aggregate offering          registration fee(1)
                                                                                   price (1)
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par        (a)   1,490,000         (a)    $21.5625                 (a)   $32,128,125          (a)   $    9736
value $.01 per share     (b)      10,000         (b)    $20.00                   (b)   $   200,000          (b)   $      61

                                                                                                                 Total Fee:  $9797
===================================================================================================================================

(1) Pursuant to Rule 457(h)(1), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on (a) the average of the bid and asked prices of $21.5625 per share of Wabash National Corporation Common Stock on the New York Stock Exchange on June 6, 1997 and (b) the price of $20.00 per share for 10,000 shares of Common Stock issued pursuant to the Wabash National Corporation Stock Bonus Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                 Documents containing the information required to be provided in this Part I will be separately sent or given to employees participating in the Wabash National Corporation Amended 1992 Stock Option Plan and the Wabash National Corporation Stock Bonus Plan (collectively, the "Plans"), as contemplated by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.
                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE.

                 Wabash National Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents:

                (a) Annual report on Form 10-K for the year ended December 31, 1996, filed with the Commission on February 10, 1997;

                (b)  All reports filed with the Commission pursuant to
                     Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1996; and

                (c) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on October 14, 1991, as amended November 5, 1991, registering shares of Common Stock pursuant to Section 12(g) of the Exchange Act.

                 In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of hereof from the date of the filing of such documents.

                 Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. The documents required to be so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

                 To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

ITEM 4.          DESCRIPTION OF SECURITIES.

                 A description of the Registrant's common stock, par value $.01 per share, is incorporated by reference under Item 3.

ITEM 5.          INTERESTS OF NAMED EXPERTS OR COUNSEL.

                 Not applicable.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Registrant's Certificate of Incorporation provides that the Registrant will indemnify its directors and officers to the full extent permitted by law. The Registrant believes that indemnification under its Certificate of Incorporation covers at least negligence and gross negligence by directors and officers, and requires the Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification.

                 The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Registrant
and its stockholders.   This provision in the Certificate of Incorporation does
not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provisions also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

                      *        *       *        *       *

                 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of the expenses incurred or paid by a trustee, officer or controlling person of the Registrant of the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                 Not applicable.




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
ITEM 8.  EXHIBITS.

Exhibit
Number                                     Description
------                                     -----------

4.4                     Wabash National Corporation Amended 1992 Stock Option Plan

4.5                     Wabash National Corporation Stock Bonus Plan

5                       Opinion of Hogan & Hartson L.L.P. regarding the Legality of the shares of Common Stock being Registered

15                      Letter regarding unaudited interim financial information

23.1                    Consent of Hogan & Hartson L.L.P. (contained in Exhibit 5)

23.2                    Consent of Arthur Andersen LLP

24                      Power of Attorney (contained on signature page)

ITEM 9.  UNDERTAKINGS.

         (a)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events
                         arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                   (iii) To include any material information with respect to
                         the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                 Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undertaking concerning indemnification is set forth under the response to Item 6.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, Indiana, on June 13, 1997.


                                Wabash National Corporation



                                By:    /s/ DONALD J. EHRLICH
                                       --------------------------------------
                                       Donald J. Ehrlich
                                       Chief Executive Officer, President and
                                       Chairman of the Board


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                 We, the undersigned officers and directors of Wabash National Corporation, hereby severally and individually constitute and appoint Donald J. Ehrlich, Mark R. Holden and Michael J. Silver, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8, and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendment and amendments.

DATE                                  SIGNATURE AND TITLE
----                                  -------------------

June 13, 1997                        /s/ DONALD J. EHRLICH
                                      -------------------------------------------
                                          Donald J. Ehrlich
                                          Chief Executive Officer, President, and
                                          Chairman of the Board
                                          (Principal Executive Officer)


June 13, 1997                        /s/ MARK R. HOLDEN
                                      -------------------------------------------------
                                          Mark R. Holden
                                          Vice President-Chief Financial Officer and
                                          Director (Principal Financial Officer and
                                          Principal Accounting Officer)




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

                                            Board of Directors:

June 13, 1997                               By:  /s/ RICHARD E. DESSIMOZ
                                                 ---------------------------------------------
                                                 Richard E. Dessimoz
                                                 Vice President-Chief Executive Officer-
                                                 Wabash National Finance Corporation and
                                                 Director

June 13, 1997                               By:  /s/ JOHN T. HACKETT
                                                 ---------------------------------------------
                                                 John T. Hackett
                                                 Director

June 13, 1997                               By:  /s/ LUDVIK F. KOCI
                                                 ---------------------------------------------
                                                 Ludvik F. Koci
                                                 Director




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
                                 EXHIBIT INDEX

Exhibit
Number                                     Description
------                                     -----------

4.4                     Wabash National Corporation Amended 1992 Stock Option Plan

4.5                     Wabash National Corporation Stock Bonus Plan

5                       Opinion of Hogan & Hartson L.L.P. regarding the Legality of the shares of Common Stock being Registered

15                      Letter regarding Unaudited Interim Financial Information

23.1                    Consent of Hogan & Hartson L.L.P. (contained in Exhibit 5)

23.2                    Consent of Arthur Andersen LLP

24                      Power of Attorney (contained on signature page)




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